UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 17, 2009
Columbia Sportswear Company
(Exact name of registrant as specified in its charter)

Oregon (State or other jurisdiction of incorporation)	0-23939 (Commission File Number)	93-0498284 (I.R.S. Employer Identification No.)
14375 Northwest Science Park Drive
Portland, Oregon 97229
(Address of principal executive offices) (Zip
Code)
(503) 985-4000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
(b)
On March 17, 2009, Columbia Sportswear Company (the “ Company”) announced that Mark J. Sandquist’s employment as Vice President of Global Apparel Merchandising and ACE of the Company would be terminated, effective as of March 24, 2009. In accordance with the Company’s Change In Control Severance Plan, subject to Mr. Sandquist’s agreement to release any claims against the Company and various other conditions, Mr. Sandquist is entitled to receive compensation in the amount of $514,800, and other specified benefits.
(e)
The information set forth under Item 5.02(b) above relating to the severance benefits payable to Mr. Sandquist, subject to the terms of the Company’s Change In Control Severance Plan, is incorporated into this Item 5.02(e) by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Columbia Sportswear Company
Date: March 20, 2009	By:	/s/ Peter J. Bragdon
	Name:	Peter J. Bragdon
	Title:	Vice President and General Counsel